UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 29, 2021

EASTGROUP PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	1-07094	13-2711135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157
(Address of Principal Executive Offices, including zip code)

(601) 354-3555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	EGP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01 Entry into a Material Definitive Agreement.
On June 29, 2021, EastGroup Properties, Inc. (“EastGroup”) and one of its subsidiaries, EastGroup Properties, L.P. (together, the "Company"), entered into a Fifth Amended and Restated Credit Agreement (the "Revolving Facility") with the lender parties thereto, and PNC Bank, National Association, as Administrative Agent, Regions Bank, as Syndication Agent, Wells Fargo Bank, National Association, Bank of America, N.A. and U.S. Bank National Association, as Co-Documentation Agents, PNC Capital Markets LLC as Sustainability Agent, PNC Capital Markets LLC and Regions Capital Markets, as Joint Lead Arrangers and Joint Bookrunners. The Revolving Facility replaced the Company’s existing $350 million unsecured revolving credit facility (the “Existing Revolving Facility”), dated as of June 14, 2018, by and among the Company, the lender parties thereto, and PNC Bank, National Association, as Administrative Agent, Regions Bank as Syndication Agent, U.S. Bank National Association, Wells Fargo Bank, National Association and Bank of America, N.A., as Co-Documentation Agents, and PNC Capital Markets LLC and Regions Capital Markets, as Joint Lead Arrangers and Joint Bookrunners. The Revolving Facility allows for borrowings in the aggregate principal amount of up to $425 million. Borrowings will bear interest, at the Company’s option, at the Base Rate Option (as defined in the Revolving Facility) plus a margin of 0.00% to 0.40% or at LIBOR plus a margin of 0.725% to 1.40%, in each case depending on EastGroup’s credit ratings. The Revolving Facility initially bears interest at LIBOR plus 0.775% which is the equivalent of 0.87525% at June 29, 2021. The facility fee of the Revolving Facility ranges between 0.125% to 0.30% per annum and is currently set at 0.15%, also based upon EastGroup’s credit ratings. The Revolving Facility includes a $325 million accordion feature and has an initial maturity date of July 30, 2025 with two six-month extensions at the Company’s option.
The Revolving Facility contains various customary covenants, including covenants that require the Company to maintain (i) its ratio of total liabilities to total asset value at 60% or less, subject to certain exceptions, (ii) its secured debt to total asset value at 30% or less, (iii) a fixed charge coverage ratio of at least 1.50:1.00 and (iv) a ratio of unencumbered net operating income to total unsecured interest expense of at least 1.75:1.00. In addition, the Company may not pay dividends or make distributions with respect to its equity in excess of 90% of the Company’s Funds From Operations, as defined in the Revolving Facility, except to the extent necessary to enable EastGroup to continue to qualify as a real estate investment trust for Federal income tax purposes. These covenants and restrictions also limit the Company’s ability to incur additional indebtedness, merge, consolidate or sell all or substantially all of its assets and enter into transactions with affiliates.
The Revolving Facility also includes a sustainability-linked pricing component pursuant to which, if the Company meets certain sustainability performance targets, the applicable interest margin will be reduced by one basis point. The LIBOR replacement provisions in the Revolving Facility permit the use of rates based on the secured overnight financing rate (“SOFR”) administered by the Federal Reserve Bank of New York plus an applicable spread adjustment.
The Revolving Facility also includes customary events of default, including failure to pay principal, interest or fees when due, failure to comply with covenants, if any representations or warranty made by the Company is false or misleading in any material respect, default under certain other indebtedness, certain insolvency or receivership events affecting the Company and its subsidiaries, the occurrence of certain material judgments, or a change in control of the Company. The amounts outstanding under the Revolving Facility may be accelerated upon certain events of default.
Some of the lenders party to the Revolving Facility or their affiliates have from time to time provided in the past, and may provide in the future, commercial lending services to the Company and its affiliates in the ordinary course of business.
The foregoing summary description of the Revolving Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Revolving Facility, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.
On June 29, 2021, in connection with the entrance into the Revolving Facility, the Company repaid all of the outstanding obligations under and terminated the Existing Revolving Facility.

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Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 on this Form 8-K is incorporated herein by reference.

Item 8.01    Other Events.
On June 29, 2021, the Company expanded its unsecured working cash credit facility with PNC Bank (the "Working Cash Line") from $45 million to $50 million and extended the expiration date to July 30, 2025 with two six-month extensions. The Working Cash Line was extended under substantially the same terms and conditions as the Revolving Facility.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1
Fifth Amended and Restated Credit Agreement Dated June 29, 2021 among EastGroup Properties, L.P.; EastGroup Properties, Inc.; PNC Bank, National Association, as Administrative Agent; Regions Bank, as Syndication Agent, Wells Fargo Bank, National Association, Bank of America, N.A. and U.S. Bank National Association, as Co-Documentation Agents; PNC Capital Markets LLC as Sustainability Agent; PNC Capital Markets LLC and Regions Capital Markets, as Joint Lead Arrangers and Joint Bookrunners and the Lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    July 1, 2021

EASTGROUP PROPERTIES, INC.

By: /s/ BRENT W. WOOD
Brent W. Wood Executive Vice President, Chief Financial Officer and Treasurer

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